UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Columbia Laboratories, Inc. (the “Company”) held on May 1, 2013, the Company’s stockholders ratified and approved an amendment (the “Amendment”) to the Company’s 2008 Long-Term Incentive Plan (the “2008 Plan” and together with the Amendment, the “Amended 2008 Plan”) to increase the number of shares of common stock issuable under the 2008 Plan by an additional 4,000,000 shares, 800,000 of which may be issued in connection with restricted stock awards, or stock units. The 2008 Plan was adopted by the Company’s board of directors (the “Board”) in March 2008 and the Amendment to the 2008 Plan was approved by the Board on March 1, 2013, subject to shareholder approval.

The Amended 2008 Plan permits the award of options, stock appreciation rights, restricted stock awards, stock units or any combination thereof. Awards may be granted under the Amended 2008 Plan to non-employee directors, officer, employees and consultants and advisors of the Company and its subsidiaries and affiliates as the Compensation Committee determines to be responsible for the Company’s success and future growth and profitability. As a result of the Amendment, 10,000,000 shares (on a pre-split basis) of the Company’s common stock, par value $0.01 per share, are available under the Amended 2008 Plan, of which up to 1,400,000 shares may be issued in the form of restricted stock or other stock units which may be settled in stock.

Additional information regarding the Amendment is summarized under the heading “Proposal 5—Amendment of 2008 Long-Term Incentive Plan to Increase the Number of Shares Issuable Thereunder” in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) in connection with the Annual Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2013, and is incorporated herein by reference. The summary set forth in the Proxy Statement and the descriptions of the Amended 2008 Plan set forth in this Current Report on Form 8-K are qualified in their entirety by reference to the text of the Amended 2008 Plan, which was filed as Appendix B to the Proxy Statement with the SEC on March 22, 2013 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, six proposals were submitted to and approved by the stockholders. The proposals are described in detail in the Company’s Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected six directors to the Company’s Board to hold office for a one-year term until the annual meeting of stockholders in 2014 and until their successors are elected and qualified. The votes regarding this proposal were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Valerie L. Andrews	31,212,712	3,699,412	0	0

Edward A. Blechschmidt	30,072,052	4,840,072	0	0

Frank C. Condella Jr.	32,263,877	2,648,247	0	0

Cristina Csimma	31,284,343	3,627,781	0	0

Steven G. Kasnet	28,438,838	6,473,286	0	0

G. Frederick Wilkinson	29,579,966	5,332,158	0	0

2. Stockholders ratified the selection of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes

77,248,032	1,259,540	263,826	0

3. Stockholders approved in a non-binding advisory vote, the compensation paid to the Company’s executive officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes

27,295,066	6,110,303	1,506,755	0

4. Stockholders approved a proposed authorization to the Board to amend the Company’s certificate of incorporation to effectuate a reverse stock split of its common stock at a ratio of up to and including one-for-ten, such ratio to be determined by the Board. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes

66,637,766	11,748,542	385,090	0

5. Stockholders approved a proposed amendment to the Company’s 2008 Plan to increase the number of shares available for the grant of awards by 4,000,000 shares (on a pre-split basis), of which 800,000 may be issued in connection with restricted stock awards or stock units. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes

27,610,775	7,068,754	232,595	0

6. Stockholders ratified an extension of the Company’s stockholder rights plan to preserve the use of the Company’s net operating losses under Section 382 of the Internal Revenue Code. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes

33,467,627	1,258,981	185,516	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

By:	/s/ Jonathan Lloyd Jones
Name:	Jonathan Lloyd Jones
Title:	Vice President & Chief Financial Officer

Date: May 2, 2013